SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 25, 2004

Date of Report (Date of earliest event reported)

THE SANDS REGENT

(Exact name of registrant as specified in its charter)

Nevada	0-14050	88-0201135
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 North Arlington Ave. Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

(775) 348-2200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On March 26, 2004, The Sands Regent (the “Company”) issued a press release announcing that it had completed a private placement of securities to an investor. In exchange for the $4,214,000 investment, the investor received 500,000 shares of the Company’s common stock, par value $0.10, a convertible note in the amount of $1,604,000 with a conversion price of $6.52 and a warrant exercisable for 100,000 shares of the Company’s common stock at an exercise price of $7.82. The parties entered into a Stock Purchase Agreement, a Secured Convertible Note, a Warrant to Purchase Common Stock and a Security Agreement, in connection therewith.

Item 7. Exhibits.

10.1	Stock Purchase Agreement between The Sands Regent and the Investor dated as of March 25, 2004

10.2	Secured Convertible Note between The Sands Regent and the Holder dated as of March 25, 2004

10.3	Warrant to Purchase Common Stock between the Holder and The Sands Regent dated as of March 25, 2004

10.4	Security Agreement between The Sands Regent, Last Chance, Inc. and the Investor dated March 25, 2004

99.1	Press Release dated March 26, 2004

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SANDS REGENT

Dated: March 25, 2004

/s/    FERENC B. SZONY

Name: Ferenc B. Szony

Title: President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Stock Purchase Agreement between The Sands Regent and the Investor dated as of March 25, 2004

10.2	Secured Convertible Note between The Sands Regent and the Holder dated as of March 25, 2004

10.3	Warrant to Purchase Common Stock between the Holder and The Sands Regent dated as of March 25, 2004

10.4	Security Agreement between The Sands Regent, Last Chance, Inc. and the Investor dated March 25, 2004

99.1	Press Release dated March 26, 2004

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